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                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-54310, 333-64806 and, 333-74114) of Quest
Diagnostics Incorporated of our report dated January 24, 2002, except as to Note 18, which is as of February 8, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 28, 2002